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                                                                   EX-99.23.h.ii

                               SERVICES AGREEMENT
                               ------------------

         This Agreement is made as of October 31, 2001 by and between the Gateway Variable Insurance Trust, an Ohio business trust (the "Trust"), and Gateway Investment Advisers, L.P., a Delaware limited partnership (the "Adviser").

                                    RECITALS

         The Trust is engaged in the business of a diversified, open-end management investment company. The Board of Trustees of the Trust has selected the Adviser to act (i) as Transfer, Dividend and Plan Agent with respect to shares of beneficial interest ("Shares") of the mutual funds set forth on Schedule A to this Agreement (collectively the "Funds" and individually a "Fund") and (ii) as Shareholder Servicing Agent for the Funds. The Adviser has also been engaged to perform certain financial, administrative and compliance services for the Funds, as hereinafter described. The Adviser is willing to act in such capacities and perform the respective duties and functions thereof in the manner and on the conditions hereinafter set forth. This Agreement constitutes the entire agreement between the parties.

                                 AGREEMENT TERMS

         The Trust, on behalf of each Fund, and the Adviser hereby agree as follows:

         1. SHAREHOLDER ORDERS. Upon receipt by Adviser of purchase, exchange and/or redemption instructions in accordance with the procedures set out in the Fund's then current prospectus ("Prospectus") and statement of additional information (such instructions collectively referred to herein as "Orders"), the Adviser will provide the following services in accordance with procedures established from time to time by the Trust and the
                  Adviser:

                  a. in the case of a new registered owner of shares of a Fund ("Shareholder"), establish a Shareholder account ("Account");

                  b. compute the number of Shares purchased, exchanged or redeemed by the Shareholder based on the closing price of the Fund as next determined;

                  c. process all Orders on behalf of the Funds and post the transaction to the Shareholder's Account;

                  d. deliver instructions for payment and/or appropriate documentation of all Orders to the Trust's custodian ("Custodian");

                  e. send a confirmation of the Order to the Shareholder, indicating the amount of full and fractional shares purchased, redeemed and/or exchanged;

                  f. in the case of a request to establish an accumulation plan, group program, withdrawal plan, automatic investment plan or other plan or program being offered by the Prospectus, open and maintain such plan or program,

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                           and act as plan agent, for the Shareholder in
                           accordance with the terms thereof;

                  g. if any check or other order for payment for any Order is returned unpaid for any reason, the Adviser will give prompt notification to the affected Fund of such non-payment, and take such other steps, including redepositing such check for collection or redelivering such check to the Shareholder or new investor and placing a stop transfer order against the Account, as the Trust, on behalf of the affected Fund, may instruct; and

                  h. notify each Fund as soon as practicable each business day of the Orders for redemption, purchase and/or exchange which were received by the Adviser in proper form on the previous business day.

         2. RECORD MAINTENANCE. The Adviser will maintain records, which at all times will be the property of each Fund and available for inspection by such Fund, showing for each Account the following:

                  a.       name and address;

                  b.       number of Shares held;

                  c. historical information regarding the Account, including dividends and distributions paid and the date and price for all transactions on an Account;

                  d. any stop or restraining order placed against the Account; and

                  e. any instructions as to withdrawal plans, and any correspondence or instructions relating to the maintenance or termination of the Account.

                  In addition, the Adviser will maintain and preserve such other records necessary to carry out its duties under this Agreement and applicable law.

         3. DIVIDENDS AND DISTRIBUTIONS. The Trust, on behalf of each Fund, will promptly notify the Adviser of the declaration of any dividend or distribution with respect to such Fund's Shares. The Adviser will notify the Trust, on behalf of such Fund, of the total number of Shares issued and outstanding as of the record date, for such dividend or distribution and the amount of cash required to pay such dividend or distribution. The Trust, on behalf of the Fund, will instruct the Custodian to make sufficient funds available in the dividend and distribution account maintained by the Fund with the Custodian to pay such dividend or distribution. The Adviser will prepare and distribute to Shareholders of such Fund any checks to which they are entitled by reason of any dividend or distribution. In the case of each Shareholder entitled to receive additional Shares by reason of any such dividend or distribution, the Adviser will make appropriate


                                       2

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                  credits to such Shareholder's Account. Each such Shareholder shall be notified of any dividends or distributions, including the amount of any Shares purchased by reason of any such dividends or distributions.

         4. ADMINISTRATIVE SERVICES. The Adviser will provide such administrative services as may be required by the Trust, including the following:

                  a. answer Shareholder inquiries and assist Shareholders in changing dividend options, Account designations and addresses;

                  b. negotiate and administer third party contracts, including custodian, printers, auditors, insurers, brokers and distribution channels and monitor the services provided thereunder;

                  c. coordinate agendas for Board of Trustees and committee meetings and prepare meeting materials, including selected management reports for performance and compliance analyses and selected financial data, as agreed upon by the Trust and the Adviser;

                  d. attend management and board of trustee meetings as requested;

                  e.       coordinate the Trust's annual or SEC audits;

                  f. coordinate the printing of all Shareholder materials, including the Prospectus and annual and semi-annual reports;

                  g. address and mail all communications by the Trust, on behalf of each Fund, to the Fund's Shareholders, including financial reports to Shareholders, proxy material for meetings of Shareholders and periodic communications to Shareholders;

                  h. receive and examine return proxy cards for meetings of Shareholders and tabulate and certify the vote to the Trust, on behalf of each Fund; and

                  i. furnish the Trust or its designees with such information as the Trust or the designee shall reasonably request.

         5. FINANCIAL SERVICES. The Adviser will provide such financial services as may be required by the Trust, including the following:

                  a. those services ordinarily entrusted to and performed by a treasurer, including without limitation (i) regular communication with Trustees; (ii) preparation and filing of tax and financial reports; (iii) preparation of year-end documents required by the auditors; and (iv) liaison between the Trustees, the auditors, and the Trust's legal counsel;

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                  b.       prepare and maintain the Trust's operating expense
                           budget to determine proper expense accruals to be charged to the Funds in order to calculate NAV;

                  c. determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;

                  d. prepare daily basic reports including Statement of Assets and Liabilities, Statement of Operations and Statement of Changes in Net Assets;

                  e. prepare monthly basic reports including Detailed Trial Balance, Tax Report for Dividends and Portfolio Turnover Ratio;

                  f.       perform daily pricing and determine net asset value;
                           and

                  g. prepare, file with the Internal Revenue Service and with any state as directed by the Trust and, if required, mail to Shareholders such returns for reporting dividends and distributions paid by each Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations; and direct the Custodian to withhold such sums as are required to be withheld under applicable federal and state income tax law, rules and regulations.

         6. COMPLIANCE SERVICES. The Adviser will provide all services ordinarily and entrusted to and performed by a compliance officer including the following:

                  a. direct periodic revisions to the Trust's registration statement;

                  b. prepare and file federal and state registrations and notices, including Form N1-A;

                  c. prepare and file federal and state reports including Form 24F-2 and Form N-SAR; and

                  d. develop and monitor compliance systems and procedures including those related to blue sky registrations.

         7. FACILITIES AND PERSONNEL; REGISTRATION AS TRANSFER AGENT. The Adviser will provide such office space, equipment and personnel (which may be all or any part of the space, equipment and personnel used by the Adviser for other purposes) as is necessary or beneficial for the provision of services as required by this Agreement. In addition, the Adviser will maintain its registration with the Securities and Exchange Commission ("SEC") as a transfer agent.

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         8.       INFORMATION FURNISHED.

                  a. The Trust will furnish the Adviser promptly with copies of any Registration Statements now in effect or hereafter filed by it with the SEC under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

                  b. The Adviser will furnish to each Fund such other information, including Shareholder lists and statistical information, as may be agreed upon from time to time between the Adviser and the Trust, on behalf of the Fund. The Adviser shall notify each Fund of any request or demand to inspect the share records of the Fund and will act upon the instructions of the Trust as to permitting or refusing such inspection.

         9.       COMPENSATION.

                  a.       For the performance of all duties and
                           responsibilities of the Adviser hereunder for a Fund, the Adviser will receive from the Fund a fee as set forth on Schedule A to this Agreement, as it may be amended from time to time.

                  b. The Adviser will also be reimbursed by the Trust for any out-of-pocket expenses or disbursements which the Adviser may reasonably incur in excess of its basic overhead expenses incurred in performing such duties and responsibilities, including without limitation the performance of the printing, mailing, reporting and proxy services described in Schedule B hereto. In addition, the Adviser will be reimbursed by the Trust for the portion of the salary and related employment expenses of the Adviser's general counsel allocated to the Trust in such manner as shall be determined by the Board of Trustees of the Trust.

         10. USE OF ADVISER'S NAME. The Adviser consents to all uses of the Adviser's name, in any prospectus, sales literature or other material relating to the Trust or any Fund, which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission. All other uses require the Adviser's prior written consent, which will not be unreasonably withheld.

         11. ACTIVITIES OF THE ADVISER. The services of the Adviser under this Agreement are not to be deemed exclusive, and the Adviser is free to render similar services to others so long as the provision of services hereunder are not impaired thereby. The Trust acknowledges and hereby authorizes the Adviser to delegate its duties hereunder to any competent and reliable third party, provided (i) the Adviser supervises such delegatee and remains primarily liable to the Trust and (ii) for


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                  purposes of the indemnification provisions of this
                  Agreement, all actions taken on behalf of the Adviser by the delegatee shall be deemed taken by the Adviser.

         12.      DUTY OF CARE AND INDEMNIFICATION.

                  a. The Adviser will at all times act in good faith and with due care in the performance of its duties hereunder. The Adviser will indemnify and hold harmless each Fund from any losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Adviser's lack of good faith, absence of due care or negligence, or from any willful misconduct on the Adviser's part; provided, however, that:

                           i. the Adviser shall not be liable to the Trust or any Fund or to any third party for consequential, indirect or special damages, such as loss of profits, loss of business or loss of opportunity, unless such damages are the result of the Adviser's gross negligence or willful misconduct; and

                           ii.      the Adviser shall not be liable or
                                    responsible for errors or delays caused by circumstances beyond its control, including acts of civil or military authority, national emergencies, strikes or similar labor disputes, fire, mechanical breakdown beyond the Adviser's control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond the Adviser's control of transportation, communication or power supply.

                  b. The Trust, on behalf of each Fund, but only from the assets of each such Fund and not from other assets of the Trust or any other fund of the Trust, will indemnify the Adviser against and hold the Adviser harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Adviser acting in accordance with:

                           i. any instructions reasonably believed by the Adviser to have been given, in writing or orally, by any person duly authorized by the Trust, on behalf of the Fund, to give such instructions,

                           ii. any written or oral advice given, or reasonably believed by the Trust to have been given, by counsel for the Trust, or

                           iii. the instructions contained in any instrument or stock certificate reasonably believed by the Adviser to have been genuine and signed, countersigned or executed by any person or persons authorized by the Trust, on behalf of the Fund, to sign, countersign or execute the same on the Fund's behalf.


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                  c.       In any case in which one party (the Adviser or the
                           Trust, on behalf of any Fund) hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification. If Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party that is satisfactory to the Indemnified Party; and the Indemnifying Party will so notify the Indemnified Party. Thereupon such Indemnifying Party shall take over the complete defense of the claim, and the other party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by such Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent).

                  d. The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.

         13. OBLIGATIONS OF THE TRUST. All parties hereto are expressly put on notice of: (i) the Gateway Variable Insurance Trust Agreement and Declaration of Trust, which is on file with the Secretary of the State of Ohio, and (ii) the limitation of shareholder and trustee liability contained therein and in Chapter 1746 of the Ohio Revised Code. Notice is hereby given that the obligations of this Agreement are not binding upon any of the trustees, officers, or shareholders of the Trust individually but are binding upon only the assets and property of the Trust. With respect to any claim by the Adviser for recovery of any portion of the fee hereunder (or any other liability of the Trust arising hereunder or otherwise with respect to a Fund), whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of the applicable Fund to satisfy such claim and shall have no recourse against the assets of any other funds of the Trust for such purpose.

         14. NOTICE. All notices, requests or other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served (or by telex or telecopy) on the party to whom notice is to be given or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, postage prepaid, at the following addresses:

                  if to the Adviser:     Gateway Investment Advisers, L.P.
                                         Rookwood Tower
                                         3805 Edwards Road
                                         Suite 600
                                         Cincinnati, Ohio 45209

                  if to the Trust        Gateway Variable Insurance  Trust
                  on behalf of any       Rookwood Tower
                  Fund:                  3805 Edwards Road
                                         Suite 600
                                         Cincinnati, Ohio 45209

                  The above addresses may be changed at any time by an instrument in writing executed by the party giving same and given to the other party in accordance with the procedures set forth above.

         15. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         16. TERMINATION, ETC. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing which shall make specific reference to this Agreement and which shall be signed by the party against which




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                  enforcement of such change, waiver, discharge or termination is sought. This Agreement may be terminated by the Trust, on behalf of any or all of the Funds, or by the Adviser in each case on not less than 60 days' written notice to the other party. Upon termination hereof, the Trust shall cause each Fund to pay to the Adviser such compensation as may be due to the Adviser as of the date of such termination. If in connection with termination a successor to any of the Adviser's duties or responsibilities hereunder is designated by the Trust, on behalf of any Fund, by written notice to the Adviser, the Adviser shall promptly upon such termination and at the expense of such Fund, transfer to such successor a certified list of the Shareholders of the Fund (with name, address and tax identification or Social Security number), a record of the Account of such Shareholder and the status thereof, and all other relevant books, records and other data established or maintained by the Adviser under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from appropriate personnel of the Adviser relating to the establishment of books, records and other data (financial and otherwise), to such successor.

         17. NO COMMINGLING; SEPARATE ACCOUNTS. The Adviser, in its several capacities as agent for the Fund under this Agreement, shall at all times keep all funds, securities and other assets of any kind which are the property of, or in any way held for the benefit of, each Fund entirely separate and apart from all other funds, securities and other assets of any kind of the Trust or of any other Fund maintained by the Trust.

         18. EFFECTIVE DATE. This Agreement shall be effective as of the date hereof and shall continue in effect until terminated by either party pursuant to Section 15 hereof.

         19. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



                                       8
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                  Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                                      GATEWAY VARIABLE INSURANCE TRUST,
                                      for and on behalf of the Funds

                                      By:               /s/
                                          --------------------------------------


                                      Print Name:       Walter G. Sall
                                                  ------------------------------

                                      Title:            Chairman
                                             -----------------------------------


                                      Date:             October 31, 2001
                                            ------------------------------------



                                      GATEWAY INVESTMENT ADVISERS, L.P.

                                      By:               /s/
                                          --------------------------------------


                                      Print Name:       J. Patrick Rogers
                                                  ------------------------------
                                      Title:            President
                                             -----------------------------------


                                      Date:             October 31, 2001
                                            ------------------------------------


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                                   SCHEDULE A


         FUNDS                                       FEE
         -----                                       ---

1.       Gateway VIT Fund                            No Fee


                                   SCHEDULE B


- Printing services including printing of envelopes, checks, stationery, year-end forms, and statements

- Mailing services including postage, shipping, certified mail, overnight delivery and insurance charges

-        Preparation of ad hoc reports

-        Proxy tabulation and processing